- -------------------------------------------------------------------------------

                                                               February 23, 1995

                               OPTION TRANSACTION

The Name of each counterparty (each, a
"Counterparty", and collectively, the "Counterparties")
hereto shall be as set forth in Exhibit A which is
incorporated herein by reference.
8800 North Central Expressway
Suite 1300
Dallas, Texas 75206
- -------------------------------------------------------------------------------

Master Number:
LBF Reference Number:

Gentlemen:

     The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the "Option Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

     The definitions and provisions contained in the 1991 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc. (formerly known as the International Swap Dealers Association, Inc. ("ISDA")) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

     Exhibit A is incorporated herein by reference.

     1. This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement, including the Pledge Agreement (the "Agreement"), to be negotiated between Lehman Brothers Finance S.A. ("LBF") and the Counterparties. All provisions contained in the Agreement govern this Confirmation except as expressly modified below. In addition, this Confirmation shall itself evidence a complete and binding agreement between you and us as to the terms and conditions of the Option Transaction to which this Confirmation relates.

     2. The terms of the Option Transaction to which this Confirmation relates are as follows:

     GENERAL TERMS:

     Agent:                        Lehman Brothers Inc. is confirming
                                   as agent for both Buyer and Seller

     Trade Date:                   February 23, 1995

     Option Style:                 American Option

     Option Type:                  Put Option

     Seller:                       LBF

     Buyer:                        Counterparty

     Underlying Shares:            Common Shares of Michaels Stores Inc.

     Underlying Currency:          USD

     Quotation Exchange:           Nasdaq NMS

     Number of Options:            As set forth in Exhibit A which is
                                   incorporated herein by reference.

     Share Entitlement
       per Option:                 1 Underlying Share

     Strike Price:                 USD 28.5574

     Premium: USD 0. Buyer and Seller agree that the Premium for this Option Transaction has been paid in full by virtue of Buyer's and Seller's execution of the Related Option Transaction.

     Related Option Transaction:   The European Call Option Transaction
                                   entered into between Buyer and Seller on the Trade Date (LBF Reference No.: )


     Exchange Business Day:        A day that is (or, but for the
                                   occurrence of a Market Disruption Event, would have been) a trading day on the relevant Market Disruption Exchange(s) other than a day on which trading on any Market Disruption Exchange(s) is scheduled to close prior to its regular weekday closing time.

     Calculation Agent:            Lehman Brothers Inc., whose
                                   determinations and calculations shall be binding in the absence of manifest error.

     EXERCISE:

          Exercise Period:         Any Exchange Business Day from, and
                                   including, the Trade Date to, and
                                   including, the tenth Exchange Business
                                   Day immediately prior to the Expiration
                                   Date

          Expiration Date:         February 23, 1998

          Exercise Date:           The Exchange Business Day during the
                                   Exercise Period on which that Option is
                                   or is deemed to be exercised.

          Notice of Exercise and
           Written Confirmation:   Applicable. If the notice of exercise is
                                   delivered after 1:00 p.m. (local time in New York) on an Exchange Business Day, then that notice will be deemed delivered on the next following Exchange
                                   Business Day, if any, in the Exercise
                                   Period.

          Automatic Exercise:      If, on the Expiration Date, the Option
                                   is in-the-money, then the Option shall
                                   be deemed automatically exercised unless the Buyer notifies the Seller to the contrary.

          Multiple Exercise:       Inapplicable

          Seller's telephone or    Vuk Bulajic
            facsimile number and   Tel #: 212-526-0905
            contact details for    Fax #: 212-528-7337
            purposes of giving     cc:  Jim Staricco
            notice:                     Tel #: 4122-789-0789
                                        Fax #: 4122-789-1929

     VALUATION:

          Valuation Date:          Each Exchange Business Day during the
                                   Valuation Period on which a Market
                                   Disruption Event has not occurred.

     Valuation Period:             The Exchange Business Days from, and
                                   including, the Exercise Date to, and
                                   including the ninth Exchange Business Day immediately following the Exercise Date;
                                   provided, however, that if the Option
                                   Transaction is exercised pursuant to the Automatic Exercise provision set forth above, then the Valuation Period will be the ten
                                   (10) Exchange Business Days immediately prior to, and including, the Expiration Date.

     Final Price:                  The arithmetic average of the closing prices
                                   of the Underlying Shares on each Valuation
                                   Date. If a Market Disruption Event occurs on one or more of the Exchange Business Days during the Valuation Period, then the Final
                                   Price will equal the average of the closing prices of the Underlying Shares on the Exchange Business Days during the Valuation
                                   Period on which a Market Disruption Event has not occurred or, if there is only one such Exchange Business Day, the closing price of the Underlying Shares on such day. If a Market Disruption Event occurs on all Exchange Business Days during the Valuation
                                   Period, then the Calculation Agent will
                                   determine the Final Price of the Underlying
                                   Shares on the last Exchange Business Day of the Valuation Period, regardless of whether a Market Disruption Event has occurred on such day.

     Market Disruption Event:      The occurrence or existence during the Market
                                   Disruption Period that ends at the close of the Market Disruption Exchange(s) on the Valuation Date of any of the following events, in the determination of the Calculation Agent:

                                   The suspension of or material limitation imposed on trading in (1) the Underlying Shares or (2) any options contracts on the Underlying Shares.

     Market Disruption Period:     One-half hour

     Market Disruption
      Exchange(s):                 The Quotation Exchange

SETTLEMENT:

     Method of Settlement:         Cash Settlement

     Settlement Currency:          The Underlying Currency

     Cash Settlement Amount:       An amount, as calculated by the Calculation
                                   Agent, equal  to the Number of Options
                                   MULTIPLIED by the Strike Price  Differential
                                   MULTIPLIED by the Share Entitlement per
                                   Option

     Strike Price Differential:    An amount equal to the greater of (i) the
                                   excess of the Strike Price over the Final
                                   Price, and (ii) zero.

     Cash Settlement Payment
       Date: Five (5) Exchange Business Days after the final Valuation Date.

Dividends:                         If, at any time during the period from and
                                   including the Trade Date to but excluding the Cash Settlement Payment Date, an ex-dividend occurs with respect to the Underlying Shares, then the Strike Price shall be reduced by the corresponding amount.

OTHER PROVISIONS:

     Counterparty
      Representation:              Counterparty represents that (i) it is not
                                   entering into the Option Transaction on
                                   behalf of or for the accounts of any other person or entity, and will not transfer or assign its obligations under the Option
                                   Transaction or any portion of such
                                   obligations to any other person or entity except in compliance with applicable laws and the terms of the Option Transaction; (ii) it is authorized to enter into the Option
                                   Transaction and such action does not violate any laws of its jurisdiction of organization or residence or the terms of any agreement to which it is a party; and (iii) it has reached its own conclusions about the Option
                                   Transaction, and any legal, regulatory, tax, accounting or economic consequences arising from the Option Transaction, and has concluded that the Option Transaction is suitable in light of its own investment objectives, financial capabilities and expertise.

                                   Counterparty represents that (i) it has held the Underlying Shares since at least February 1, 1992; (ii) it acquired the Underlying Shares in private transactions from Michaels Stores Inc.; (iii) the amount of Underlying Shares sold by it and by all persons whose sales are required to be taken into consideration pursuant to paragraph (e) of Rule 144 under the Securities Act of 1933 during the preceding three months is zero; and (iv) it, and any person whose sales are required to be taken into consideration pursuant to paragraph (e) of Rule 144 under the Securities Act of 1933, will not sell additional securities of the same class through any other means during (a) the three month period commencing on the Trade Date, or
                                   (b) the three month period immediately prior to the Expiration Date, in each case, without the prior written consent of LBF. Notwithstanding the above, Counterparty or any person whose securities are required to be taken into consideration by it pursuant to paragraph (e) of Rule 144 under the Securities Act of 1933 may, at any other time during the term of this Option Transaction, sell additional securities of the same class upon providing LBF with written notice two
                                   (2) Exchange Business Days immediately prior to the date of such sale.

                                   NEITHER LBF NOR ANY OF ITS AFFILIATES HAS
                                   ADVISED COUNTERPARTY WITH RESPECT TO ANY
                                   LEGAL, REGULATORY, TAX, ACCOUNTING OR
                                   ECONOMIC CONSEQUENCES ARISING FROM THIS
                                   OPTION TRANSACTION, AND NEITHER LBF NOR ANY
                                   OF ITS AFFILIATES IS ACTING AS AGENT OR
                                   ADVISOR FOR COUNTERPARTY IN CONNECTION WITH
                                   THIS OPTION TRANSACTION.

     Settlement Provision:         a) Seller's obligations to Buyer under this
                                   Option Transaction, if any, shall not accrue until Buyer's obligations under the Pledge
                                   Agreement are fully satisfied.

                                   b) All payments under this Option Transaction will be made without any deduction or withholding for or on account of any withholding tax, stamp tax, or any other tax, duties, fees or commissions required by any applicable law.



                                   c) Buyer shall have no right to unwind or exercise this Option Transaction, in whole or in part, prior to the repayment by Buyer of all amounts due Seller under the Loan Agreement between Buyer and Seller, dated the date hereof.


     Adjustments:                  The Calculation Agent will make adjustments
                                   to this Option Transaction in case of the occurrence of certain events as follows:

                                   (i) If a stock dividend or other stock
                                   distribution is declared with respect to the Underlying Shares, then (a) the Number of Options shall be increased by the same number of shares issued MULTIPLIED by the Share Entitlement per Option, and (b) the Strike Price shall be proportionately reduced as soon as such event becomes effective.

                                   (ii) If a spin-off has occurred with respect to the Underlying Shares, then (a) any property distributed or apportioned with respect to the Underlying Shares, to the extent of such distribution or apportionment, shall be included in any valuation of the Underlying Shares, and (b) the Strike Price shall not be adjusted.


     Governing Law:                New York

     Transfer:                     Neither party may transfer any Option, in
                                   whole or in part, without the prior written consent of the non-transferring party, which consent shall not be unreasonably withheld.
                                   Notwithstanding the foregoing, LBF may assign this Option Transaction to any affiliated entity whose obligations in respect of such assignment are guaranteed by the guarantor of LBF's obligations; PROVIDED, HOWEVER, that
                                   (i) the transferring party will notify the other party of any such assignment and (ii) such assignment shall not be permitted hereunder if, as a result of the assignment, a payment hereunder becomes subject to any deduction or withholding for or on account of any tax which would not have arisen had such assignment not been effected.


     Guarantee:                    Lehman Brothers Holdings Inc. shall
                                   unconditionally guarantee to Counterparty the due and punctual payment of all amounts payable by LBF under this Option Transaction as such payments become due and payable.

ACCOUNT DETAILS:

    LBF's payment instructions:    Chemical Bank, New York
                                   ABA Number:  021000128
                                   Favour:  Lehman Brothers Finance S.A.
                                   Account Number:  066-196566

    LBF's delivery instructions:  Citibank, N.A.
                                  New York, USA
                                  Account Bear Stearns Securities Corporation
                                  ABA Number 021000089
                                  For the account of Lehman Brothers

     Counterparty's payment
       instructions:              As set forth in Exhibit A which is
                                  incorporated herein by reference.

     Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us or by sending to us a letter substantially similar to this letter, which letter sets forth the material terms of the Option Transaction to which this Confirmation relates and indicates your agreement to those terms.


                                             Yours sincerely,

                                             LEHMAN BROTHERS FINANCE S.A.

                                             By:
                                                ----------------------
                                                Name:
                                                Title:

                                             By:
                                                ----------------------
                                                Name:
                                                Title:

Confirmed as of the date
first above written:

BRUSH CREEK, LTD.

By:
   ----------------------
   Name:
   Title:






Execution time will be furnished upon Counterparty's written request.

     Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us or by sending to us a letter substantially similar to this letter, which letter sets forth the material terms of the Option Transaction to which this Confirmation relates and indicates your agreement to those terms.


                                             Yours sincerely,

                                             LEHMAN BROTHERS FINANCE S.A.

                                             By:
                                                ----------------------
                                                Name:
                                                Title:

                                             By:
                                                ----------------------
                                                Name:
                                                Title:

Confirmed as of the date
first above written:

CHARLES J. WYLY JR. TTEE FOR THE
BENEFIT OF CHARLES J. WYLY III TRUST

By:
   ----------------------
   Name:
   Title:






Execution time will be furnished upon Counterparty's written request.

     Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us or by sending to us a letter substantially similar to this letter, which letter sets forth the material terms of the Option Transaction to which this Confirmation relates and indicates your agreement to those terms.


                                             Yours sincerely,

                                             LEHMAN BROTHERS FINANCE S.A.

                                             By:
                                                ----------------------
                                                Name:
                                                Title:

                                             By:
                                                ----------------------
                                                Name:
                                                Title:

Confirmed as of the date
first above written:

CHARLES J. WYLY JR. TTEE FOR THE
BENEFIT OF JENNIFER LYNN WYLY TRUST

By:
   ----------------------
   Name:
   Title:






Execution time will be furnished upon Counterparty's written request.

     Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us or by sending to us a letter substantially similar to this letter, which letter sets forth the material terms of the Option Transaction to which this Confirmation relates and indicates your agreement to those terms.


                                             Yours sincerely,

                                             LEHMAN BROTHERS FINANCE S.A.

                                             By:
                                                ----------------------
                                                Name:
                                                Title:

                                             By:
                                                ----------------------
                                                Name:
                                                Title:

Confirmed as of the date
first above written:

CHARLES J. WYLY JR. TTEE FOR THE
BENEFIT OF EMILY ANN WYLY TRUST

By:
   ----------------------
   Name:
   Title:






Execution time will be furnished upon Counterparty's written request.

     Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us or by sending to us a letter substantially similar to this letter, which letter sets forth the material terms of the Option Transaction to which this Confirmation relates and indicates your agreement to those terms.


                                             Yours sincerely,

                                             LEHMAN BROTHERS FINANCE S.A.

                                             By:
                                                ----------------------
                                                Name:
                                                Title:

                                             By:
                                                ----------------------
                                                Name:
                                                Title:

Confirmed as of the date
first above written:

CHARLES J. WYLY JR. TTEE FOR THE
BENEFIT OF MARTHA CAROLINE WYLY TRUST

By:
   ----------------------
   Name:
   Title:






Execution time will be furnished upon Counterparty's written request.

                                                                    EXHIBIT A


CHARLES WYLY GROUP
COLLAR TRANSACTION - MICHAELS STORES INC.

COUNTERPARTY                   NUMBER OF           PAYMENT
- ------------                   SHARES/OPTIONS      INSTRUCTIONS
                               --------------      -------------
BRUSH CREEK, LTD.              420,000             Chemical Bank, NY
                                                   ABA #: 021000128
                                                   A/C: Lehman Brothers, Inc.
                                                   A/C #: 140-094-221
                                                   Further Credit to: Bush Creek, Ltd.
                                                   Further Credit #: 837-20010

Charles Wyly Jr. Trustee for the benefit of:

CHARLES J. WYLY III TRUST      95,031              Chemical Bank, NY
                                                   ABA #: 021000128
                                                   A/C: Lehman Brothers Inc.
                                                   A/C #: 140-094-221
                                                   Further Credit to: Charles J. Wyly Jr. TTEE
                                                   FBO Charles J. Wyly III
                                                   Further Credit #: 837-20001

JENNIFER LYNN WYLY TRUST       96,070              Chemical Bank, NY
                                                   ABA #: 021000128
                                                   A/C: Lehman Brothers Inc.
                                                   A/C #: 140-094-221
                                                   Further Credit to: Charles J. Wyly Jr. TTEE
                                                   FBO Jennifer Lynn Wyly
                                                   Further Credit #: 837-20005




                                                                EXHIBIT A (Cont.)



EMILY ANN WYLY TRUST           95,031              Chemical Bank, NY
                                                   ABA #: 021000128
                                                   A/C: Lehman Brothers Inc.
                                                   A/C #: 140-094-221
                                                   Further Credit to Charles J. Wyly Jr. TTEE
                                                   FBO Emily Ann Wyly
                                                   Further Credit #: 837-20003

MARTHA CAROLINE WYLY TRUST     95,031              Chemical Bank, NY
                                                   ABA #: 021000128
                                                   A/C: Lehman Brothers, Inc.
                                                   A/C #: 140-094-221
                                                   Further Credit to Charles J. Wyly Jr. TTEE
                                                   FBO Martha C. Wyly Trust
                                                   Further Credit #: 837-20008
